                                                                      EXHIBIT 4G


                                   TERM NOTE
                                   ---------


                                                         Blue Bell, Pennsylvania

                                                         Dated:  August 30, 1995


$7,500,000.00


     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned ("BORROWER") hereby promises to pay to the order of FIRST VALLEY BANK ("BANK"), the principal sum of Seven Million Five Hundred Thousand Dollars
($7,500,000.00), together with interest thereon upon the following terms:

     1.   TERM NOTE.  This Note is the "TERM NOTE" as defined in that certain
          ---------
Loan and Security Agreement of even date herewith among Borrower and Bank (such Loan and Security Agreement, as the same may be amended, supplemented or restated from time to time, being the "LOAN AGREEMENT") and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

     2.   INTEREST RATE.  Interest on the unpaid principal balance hereof will
          -------------
accrue from the date of advance until final payment thereof at the applicable rates per annum described in SECTION 2.6 of the Loan Agreement.
                             -----------

     3.   DEFAULT INTEREST.  Interest will accrue on the outstanding principal
          -----------------
amount hereof, following the occurrence of an Event of Default or the final maturity date hereof, until paid at the applicable per annum rate described in
SECTION 2.13 of the Loan Agreement.
------------

     4.   POST JUDGMENT INTEREST.  Any judgment obtained for sums due hereunder
          ----------------------
or under the Loan Documents will accrue interest at the Default Rate until paid.

     5.   COMPUTATION.  Interest will be computed on the basis of a year of
          -----------
three hundred sixty (360) days and paid for the actual number of days elapsed.

     6.   PRINCIPAL AND INTEREST PAYMENTS.
          -------------------------------

          (a) Interest which accrues on the outstanding principal balance hereof at the applicable rate set forth above shall be due and payable monthly, on the first day of each calendar month commencing on the first day of the first calendar month after the date hereof.

          (b) If the entire balance of the Term Loan, including the Educo Proceeds are advanced by Bank, Borrower will pay the principal balance hereunder in (i) four (4) equal and consecutive quarterly installments of Two Hundred Thousand Dollars ($200,000.00) each, on the first day of each calendar quarter commencing on December 1, 1995 and continuing through and including September 1, 1996, (ii) twelve (12) equal and consecutive quarterly installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each, on the first day of each calendar quarter commencing December 1, 1996 and continuing through and including September 1, 1999, (iii) three (3) equal and consecutive installments of Three Hundred Thousand Dollars ($300,000.00) each, on the first day of each calendar quarter commencing on December 1, 1999 and continuing through and including June 1, 2000, and (iv) one final payment of the remaining principal balance hereof, all accrued and unpaid interest thereon and all other sums due and owing in connection herewith on September 1, 2000.

          If the Educo Proceeds are not advanced by Bank, the principal amount of each quarterly payment set forth in SECTIONS 6(B)(I) - (IV) above shall be in
                                       -----------------------
the respective amounts determined by the following formula:

               (A) quarterly payments 1 - 4 = (.2 / 7.5) x principal balance hereunder as of September 30, 1995;

               (B) quarterly payments 5 - 6 = (.25 / 7.5) x principal balance hereunder as of September 30, 1995; and

               (C) quarterly payments 17 - 19 = (.3 / 7.5) x principal balance hereunder as of September 30, 1995.

          The final payment hereunder due on September 1, 2000 shall include the remaining principal balance hereof, all accrued and unpaid interest thereon and all other sums due and owing in connection therewith.

     7.   PLACE OF PAYMENT.  Principal and interest hereunder shall be payable
          ----------------
as provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writing.

     8.   DEFAULT; REMEDIES.  Upon the occurrence of an Event of Default, Bank,
          -----------------
at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

     9.   WAIVERS.  BORROWER AND ALL ENDORSERS, JOINTLY AND SEVERALLY, WAIVE
          -------
PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE, EXCEPT FOR NOTICES, IF ANY, AS ARE EXPRESSLY REQUIRED TO BE DELIVERED BY BANK TO BORROWER UNDER THE LOAN AGREEMENT.

     10.  MISCELLANEOUS.  If any provisions of this Note shall be held invalid
          -------------
or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower's successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

     11.  JOINT AND SEVERAL LIABILITY.  If there is more than one Borrower
          ---------------------------
executing this Note, all agreements, conditions, covenants and provisions of this Note shall be the joint and several obligation of each Borrower.

     12.  CONFESSION OF JUDGMENT.  BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY
          ----------------------
ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR BORROWER AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF BANK, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY BORROWER TO OR ON BEHALF OF BANK PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY'S COLLECTION COMMISSION OF FIFTEEN PERCENT (15%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

          THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE

HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED AND THAT EXECUTION MAY IMMEDIATELY BE ISSUED ON THE JUDGMENT TO GARNISH, LEVY ON OR ATTACH ANY PERSONAL PROPERTY OF BORROWER.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has
     ------------------
caused this Note to be duly executed the day and year first above written.


                                  NOBEL EDUCATION DYNAMICS, INC.


                                  By:   XXX
                                     ---------------------------------------
                                    Name/Title: XXX
                                               -----------------------------


(CORPORATE SEAL)                  Attest:          XXX
                                         -----------------------------------
                                    Name/Title:       XXX
                                               -----------------------------



                                  BLUEGRASS REAL ESTATE COMPANY, INC.



                                  By:                    XXX
                                     ---------------------------------------
                                    Name/Title:             XXX
                                               -----------------------------
(CORPORATE SEAL)

                                  Attest:                XXX
                                         -----------------------------------
                                    Name/Title:          XXX
                                               -----------------------------



                                  IMAGINE EDUCATIONAL PRODUCTS, INC.



                                  By:               XXX
                                     ---------------------------------------
                                    Name/Title:        XXX
                                               -----------------------------
(CORPORATE SEAL)

                                  Attest:                 XXX
                                         -----------------------------------
                                    Name/Title:           XXX
                                               -----------------------------

                                  CHILDRENS PARK, INCORPORATED


                                  By:           XXX
                                     ---------------------------------------
                                    Name/Title:    XXX
                                               -----------------------------
(CORPORATE SEAL)

                                  Attest:             XXX
                                         -----------------------------------
                                    Name/Title:      XXX
                                               -----------------------------



                                  MERRYHILL SCHOOLS, INC.



                                  By:                   XXX
                                     ---------------------------------------
                                    Name/Title:         XXX
                                               -----------------------------
(CORPORATE SEAL)

                                  Attest:               XXX
                                         -----------------------------------
                                    Name/Title:         XXX
                                               -----------------------------



                                  ROCKING HORSE MANAGEMENT CORPORATION



                                  By:              XXX
                                     ---------------------------------------
                                    Name/Title:       XXX
                                               -----------------------------
(CORPORATE SEAL)

                                  Attest:                XXX
                                         -----------------------------------
                                    Name/Title:         XXX
                                               -----------------------------